                              CERTIFICATE OF AMENDMENT
                                 STOCK CORPORATION
                       OFFICE OF THE SECRETARY OF THE STATE
       30 TRINITY STREET/P.O. BOX 150470/HARTFORD, CT 06115-0470/NEW/1-97

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                                   SPACE FOR OFFICE USE ONLY
                                FILING #0002055641 PG 01 OF 05 VOL B-00308
                                    FILED 12/22/1999 10:04 AM PAGE 02877
                                          SECRETARY OF THE STATE
                                   CONNECTICUT SECRETARY OF THE STATE

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1. NAME OF CORPORATION:

   Royal Life Insurance Company of America
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2. THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

  X  A. AMENDED.
----
     B. AMENDED AND RESTATED.
----
     C. RESTATED.
----
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3. TEXT OF EACH AMENDMENT/RESTATEMENT:

    The Amended and Restated Certificate of Incorporation is amended by the following resolution recommended by the Board of Directors on December 14, 1999 and adopted by the Sole Shareholder on December 14, 1999:

        RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be amended by changing the name of the Company in each place that such name therein appears, such that the new name of the Company shall be

                      SERVUS LIFE INSURANCE COMPANY

        such change to become effective as soon as is practicable. All other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect.






     (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS NEEDED)
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                                      SPACE FOR OFFICE USE ONLY
                                FILING #0002055641 PG 02 OF 05 VOL B-00308
                                    FILED 12/22/1999 10:04 AM PAGE 02878
                                          SECRETARY OF THE STATE
                                   CONNECTICUT SECRETARY OF THE STATE

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4. VOTE INFORMATION (CHECK A., B. OR C.)

 X   A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:
----    (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT.
        SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

         The number of outstanding shares of the Corporation's common capital stock entitled to vote thereon was 25,000. The vote favoring adoption was 25,000 shares, which was sufficient for approval of the resolution.




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    B. THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
----   SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

    C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER
----   ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.
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                            5. EXECUTION
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                 Dated this 14th day of December, 1999
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   Thomas A. Klee               Assistant Corporate Sec.   /s/ Thomas A. Klee
  ----------------             -------------------------   -------------------
PRINT OR TYPE NAME OF             CAPACITY OF SIGNATORY        SIGNATURE
     SIGNATORY
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                                FILING #0002055641 PG 03 OF 05 VOL B-00308
                                    FILED 12/22/1999 10:04 AM PAGE 02879
                                          SECRETARY OF THE STATE
                                   CONNECTICUT SECRETARY OF THE STATE

                 ROYAL LIFE INSURANCE COMPANY OF AMERICA

                       UNANIMOUS WRITTEN CONSENT
                                OF THE
                            SOLE SHAREHOLDER


HARTFORD LIFE INSURANCE COMPANY, being the sole shareholder of ROYAL LIFE INSURANCE COMPANY OF AMERICA, (the "Company") hereby consents in accordance with Section 33-698 of the Connecticut Business Corporation Act, through the undersigned officer, to the following resolutions, such action to have the same force and effect as if taken at a meeting of the Shareholders of the Company duly called and held for such purpose:

CHANGE OF CORPORATE NAME
------------------------

     WHEREAS, the undersigned sole shareholder deems it in the best interest of the Company to change the Company's name by amending the Amended and Restated Certificate of Incorporation; and

     WHEREAS, the Board of Directors of the Company has adopted resolutions recommending such amendment;

     NOW, THEREFORE, BE IT

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be amended by changing the name of the Company in each place that such name therein appears, such that the new name of the Company shall be

                    SERVUS LIFE INSURANCE COMPANY

     such change to become effective as soon as is practicable. All other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect; and be it further

     RESOLVED, that the Board of Directors and officers of the Company are, and each of the officers acting singly is, authorized and directed to prepare and file the Certificate of Amendment and to do all acts and things and to sign, seal, execute, acknowledge, certify, file, deliver and record all papers, instruments, documents, agreements and certificates, and to pay all charges, fees, taxes and other expenses, as they or any of them may determine from time to time to be necessary or appropriate in order to effectuate the purposes of the foregoing resolution in each jurisdiction in which the Company is authorized, qualified or licensed to do business.

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                                FILING #0002055641 PG 04 OF 05 VOL B-00308
                                    FILED 12/22/1999 10:04 AM PAGE 02880
                                          SECRETARY OF THE STATE
                                   CONNECTICUT SECRETARY OF THE STATE


IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 14th day of December, 1999, the effective date of this action.





                               HARTFORD LIFE INSURANCE COMPANY

                               By: /s/ Lowndes A. Smith
                                  --------------------------------------------
                                  Name: Lowndes A. Smith
                                  Title: President and Chief Executive Officer



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[LOGO]                            STATE OF CONNECTICUT
                                  INSURANCE DEPARTMENT

                                  FILING #0002055641 PG 05 OF 05 VOL B-00308
                                    FILED 12/22/1999 10:04 AM PAGE 02881
                                          SECRETARY OF THE STATE
                                   CONNECTICUT SECRETARY OF THE STATE


     THIS IS TO CERTIFY, THAT THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF ROYAL LIFE INSURANCE COMPANY OF AMERICA, WITH RESPECT TO THE CHANGE OF NAME TO SERVUS LIFE INSURANCE COMPANY, HAS BEEN REVIEWED AND APPROVED.








                             WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                                    THIS 21ST DAY OF DECEMBER, 1999


                                         /s/ George M. Reider
                                         ----------------------
                                         Insurance Commissioner